NOTICE OF GUARANTEED DELIVERY
                  GOLDEN STATE PETROLEUM TRANSPORT CORPORATION
                        GOLDEN STATE PETRO (IOM I-A) PLC
                        GOLDEN STATE PETRO (IOM I-B) PLC
                                  for Tender of
                  8.04% First Preferred Mortgage Notes due 2019
                      (including those in book-entry form)

         This form or a facsimile hereof must be used by a holder of the 8.04% First Preferred Mortgage Notes due 2019 of Golden State Petroleum Transport Corporation, as agent for Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC (the "Existing Notes"), who wishes to tender Existing Notes to United States Trust Company of New York, as Exchange Agent (the "Exchange Agent"), pursuant to the guaranteed delivery procedures described in "The Exchange Offer-Guaranteed Delivery Procedures" of the Prospectus, dated ______________ ___, 1997 (the "Prospectus"), relating to the offer by Golden State Petroleum Corporation, Golden State Petro (IOM I-A) PLC and Golden State Petro (IOM I-B) PLC (collectively, the "Companies") to exchange the 8.04% First Preferred Exchange Mortgage Notes due 2019 that have been registered under the Securities Act of 1933, as amended, for Existing Notes, and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Existing Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to 5:00 p.m., New York City time, on _____, 1997, or such later date and time to which the Exchange Offer may be extended (the "Expiration Date"). This form, properly completed and executed, may be delivered by hand, mail or facsimile transmission to the Exchange Agent. In addition, in order to utilize the guaranteed delivery procedures to tender Existing Notes pursuant to the Exchange Offer, tender must be made through an Eligible Institution and a properly completed and duly executed Notice of Guaranteed Delivery must be received prior to the Expiration Date. Thereafter, a properly completed and executed Letter of Transmittal (or facsimile thereof) and certificate(s) representing all tendered Existing Notes (or a confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at the Book-Entry Transfer Facility) and all other documents required by the Letter of Transmittal must be received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Prospectus or the Letter of Transmittal.

                   To United States Trust Company of New York

  BY REGISTERED OR CERTIFIED MAIL:     BY HAND (UNTIL 4:30 PM., NEW YORK TIME)

            P.O. Box 843                               111 Broadway
           Cooper Station                        New York, New York 10006
      New York, New York 10276     Attention: Lower Level Corporate Trust Window
Attention: Corporate Trust Services

BY  OVERNIGHT MAIL OR COURIER, OR BY HAND            BY FACSIMILE
 (AFTER 4:30 P.M., NEW YORK TIME)              (FOR ELIGIBLE INSTITUTIONS ONLY):

              770 Broadway                            (212) 420-6152
               13th Floor                   confirm by telephone (800) 548-6565
        New York, New York 10003
  Attention: Corporate Trust Services



         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

         This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tenders to the Companies, in accordance with the Companies' offer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and in Instruction 2 of the Letter of Transmittal.

Name(s) of registered holder(s):
                                         (Please Type or Print)


Address:




Area Code and Telephone No.:

Principal Amount of Existing Notes Tendered:

Certificate Number(s) or Account
Number(s) at Book-Entry Facility
for Existing Notes (if available):

Aggregate Principal Amount
Represented by Existing Note(s):




         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.



Signature of Holder(s):



Date:


         MUST BE SIGNED BY THE HOLDER(S) OF THE EXISTING NOTES AS THEIR NAME(S) APPEAR(S) ON CERTIFICATES OR BOOK-ENTRY ACCOUNTS FOR EXISTING NOTES OR ON A SECURITY POSITION LISTING, OR BY PERSON(S) AUTHORIZED TO BECOME REGISTERED HOLDER(S) BY ENDORSEMENT AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF GUARANTEED DELIVERY. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON MUST SET HIS OR HER FULL TITLE BELOW.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):





Capacity:

Address(es):





/ /               The Depository Trust Company
                  (Check if Existing Notes will be tendered
                    by book-entry transfer)

Account Number: _______________________________________________

                  THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED

                                    GUARANTEE
                    (Not to be used for signature guarantee)

         The undersigned, being a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an Eligible Guarantor Institution within the meaning of Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Existing Notes being tendered hereby or confirmation of book-entry transfer of such Existing Notes into the Exchange Agent's account at The Depository Trust Company, in proper form for transfer, together with the Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees and any other required documents, all within five New York Stock Exchange trading days after the Expiration Date.



                                   (Name of Firm)


                               (Authorized Signature)


                                       (Name)


                                       (Title)


                                      (Address)


                                     (Zip Code)


                            (Area Code and Telephone No.)


Dated: _________________________


DO NOT SEND CERTIFICATES REPRESENTING EXISTING NOTES WITH THIS FORM. ACTUAL SURRENDER OF EXISTING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A COMPLETED AND EXECUTED LETTER OF TRANSMITTAL.